Exhibit 10.2

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIRD AMENDMENT

TO AMENDED AND RESTATED SERVICES AND SUPPLY AGREEMENT

This THIRD AMENDMENT (this “Amendment”) is dated as of June 4, 2013 (the “Effective Date”), is entered into among Biogen Idec MA Inc. (“Biogen Idec”), Covella Pharmaceuticals, Inc. (a wholly owned subsidiary of Santarus, “Covella”) and Santarus, Inc. (“Santarus”) (hereinafter collectively, the “Parties”).

BACKGROUND

A.	The Parties entered into that certain Amended and Restated Services and Supply Agreement, dated as of September 10, 2010, as amended on November 4, 2011 and December 17, 2012, among the Parties (as previously amended and supplemented and as may be further amended and supplemented, the “Agreement”).

B.	The Parties desire to amend the Agreement to provide for the terms and conditions on which Biogen Idec will perform additional stability testing services.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

2.	Amendment to Agreement. The Agreement is hereby amended by adding a new Section 2.7 to the Agreement as follows:

2.7. Additional Stability Testing.

2.7.1 Biogen Idec will perform additional stability testing activities for one time point for the existing Master Cell Bank, such testing to consist of thawing two vials of Master Cell Bank materials, which will be maintained and evaluated at differing stages in separate cultures and the results of which will be evaluated and documented in a report to be delivered to Santarus (such activities, collectively, “Additional Stability Testing”).

2.7.2 Biogen Idec will provide ordering, supply and storage of the custom reagents and materials required to perform Additional Stability Testing and any reagents remaining at the conclusion Additional Stability Testing will be transferred to Santarus at Santarus’ sole cost and expense.

2.7.3 Santarus shall compensate Biogen Idec for conducting Additional Stability Testing on an actual time and materials basis, currently estimated to be approximately $[***] and which final actual time and materials costs shall not exceed $[***] in the aggregate.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7.4 Biogen Idec will use commercially reasonable efforts to complete Additional Stability Testing as promptly as possible; provided, that any failure to complete Additional Stability Testing by a given date shall not be construed to be a breach of this obligation and, assuming Biogen Idec completes Additional Stability Testing, shall not relieve Santarus of its obligation to compensate Biogen Idec for such activities and the related actual time and materials costs of such Additional Stability Testing.

3.	General. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of law principles that would provide for application of the law of a jurisdiction other than California and excluding the United Nations Convention on Contracts for the International Sales of Goods.

5.	Entire Agreement. This Amendment, the Agreement and the exhibits, schedules and addendums thereto, sets forth the entire agreement of the Parties with respect to the subject matter contained herein, and may not be modified or amended except by a written agreement executed by the Parties.

6.	Enforceability. If any provision of this Amendment shall be found by a court to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment through their duly authorized representatives as of the date first set forth above.

BIOGEN IDEC MA INC.		SANTARUS, INC.

By:	/s/Amin Abujoub	By:	/s/ Gerald T. Proehl

Name:	Amin Abujoub	Name:	Gerald T. Proehl

Title:	VP, Global QC	Title:	President & CEO

COVELLA PHARMACEUTICALS, INC.

By:	/s/ Gerald T. Proehl

Name:	Gerald T. Proehl

Title:	President

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED SERVICES AND SUPPLY AGREEMENT]